Adopted: April 19, 2024 SEMRUSH HOLDINGS, INC. AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR COMPENSATION POLICY The purpose of this Amended and Restated Non-Employee Director Compensation Policy (the “Policy”) of SEMrush Holdings, Inc. (the “Company”) is to provide a total compensation package that enables the Company to attract and retain, on a long- term basis, high-caliber directors who are not employees or officers of the Company or its subsidiaries (“Outside Directors”). This Policy will become effective as of the effective time of the registration statement for the Company’s initial public offering of its equity securities (the “Effective Date”). In furtherance of the purpose stated above, all Outside Directors shall be paid compensation for services provided to the Company as set forth below: Cash Retainers Annual Retainer for Board Membership: $35,000 for general availability and participation in meetings and conference calls of our Board of Directors, to be paid quarterly in arrears, pro-rated based on the number of actual days served by the director during such calendar quarter. No additional compensation will be paid for attending individual meetings of the Board of Directors. Additional Annual Retainer for Independent Chairperson: $27,500 Additional Annual Retainer for Lead Independent Director: $15,000 Additional Annual Retainers for Committee Membership: Audit Committee Chair: $20,000 Audit Committee member: $10,000 Compensation Committee Chair: $15,000 Compensation Committee member: $6,250 Nominating and Corporate Governance Committee Chair: $8,000 Nominating and Corporate Governance Committee member: $4,000 Chair and committee member retainers are in addition to retainers for members of the Board of Directors. No additional compensation will be paid for attending individual committee meetings of the Board of Directors. Equity Retainers Initial Award: An initial, one-time award of stock options or restricted stock units, or a combination thereof (the “Initial Award”) with a Value (as defined below) of $250,000 will be granted to each new Outside Director upon his or her election to the Board of Directors, which 1 shall vest one-third on the earlier of (i) the first anniversary of the grant date or (ii) the next annual meeting of stockholders and the remaining two-thirds will vest in equal monthly installments over the next two years, provided, however, that all vesting shall cease if the director ceases to have a Service Relationship. If the Initial Award is a stock option award, such Initial Award shall expire ten years from the date of grant, and shall have a per share exercise price equal to the Fair Market Value (as defined in the Company’s 2021 Stock Option and Incentive Plan (the “2021 Plan”)) of the Company’s Class A Common Stock on the date of grant. This Initial Award applies only to Outside Directors who are first elected to the Board of Directors subsequent to the Effective Date. Annual Award: On each date of each Annual Meeting of Stockholders of the Company following the Effective Date (the “Annual Meeting”), each continuing Outside Director, other than a director receiving an Initial Award, will receive an annual award of stock options or restricted stock units, or a combination thereof, (the “Annual Award”) with a Value of $182,500, which shall vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next Annual Meeting; provided, however, that all vesting shall cease if the director ceases to have a Service Relationship, unless the Board of Directors determines that the circumstances warrant continuation of vesting. If the Annual Award is a stock option award, such Annual Award shall expire ten years from the date of grant, and shall have a per share exercise price equal to the Fair Market Value (as defined in the 2021 Plan) of the Company’s Class A Common Stock on the date of grant. Value: For purposes of this Policy, “Value” means with respect to (i) any stock option award, the grant date fair value of the option (i.e., Black-Scholes Value) determined in accordance with the reasonable assumptions and methodologies employed by the Company for calculating the fair value of options under Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718; and (ii) any award of restricted stock or restricted stock units the product of (A) the average closing market price on Nasdaq Global Market (or such other market on which the Company’s Class A Common Stock is then principally listed) of one share of the Company’s Class A Common Stock over the trailing 30-day period ending on the last day of the month immediately prior to the month of the grant date, and (B) the aggregate number of shares of Class A Common Stock underlying such award. Acceleration: All outstanding Initial Awards and Annual Awards held by an Outside Director shall become fully vested nonforfeitable upon (i) the death or disability of the Outside Director or (ii) the termination of the Outside Director’s Service Relationship upon or within twelve (12) months following a Sale Event (as defined in the 2021 Plan). Expenses The Company will reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the Board of Directors or any committee thereof. 2

Maximum Annual Compensation The aggregate amount of compensation, including both equity compensation and cash compensation, paid by the Company to any Outside Director in a calendar year for services as an Outside Director shall not exceed $750,000 (or such other limit as may be set forth in Section 3(b) of the 2021 Plan or any similar provision of a successor plan). For this purpose, the “amount” of equity compensation paid in a calendar year shall be determined based on the grant date fair value thereof, as determined in accordance with FASB ASC Topic 718 or its successor provision, but excluding the impact of estimated forfeitures related to service-based vesting conditions. 3